UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2013

American Capital, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2 Bethesda Metro Center 14th Floor Bethesda, MD 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 951-6122

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

On September 11, 2013, American Capital, Ltd. (the “American Capital” or the “Company”) issued a press release announcing the launch of a proposed offering of $350 million in senior notes due 2018 (the “Notes”). A copy of the press release is attached hereto as Exhibit 99.1.

The Notes will be offered pursuant to an exemption under the Securities Act of 1933, as amended (the “Securities Act”). The initial purchasers will offer the Notes only to qualified institutional buyers as permitted under Rule 144A of the Securities Act or outside the United States to certain persons in reliance on Regulation S under the Securities Act. The notes will not be registered under the Securities Act and may not be sold in the United States absent registration or an exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

In connection with the offering of the Notes, American Capital disclosed certain information to prospective investors in a preliminary offering memorandum dated September 11, 2013. Some of the information in the preliminary offering memorandum has not previously been disclosed publicly and is furnished as Exhibit 99.1 in the general form presented in the preliminary offering memorandum.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by reference in such a filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Exhibit Description

99.1	Press release, dated September 11, 2013

99.2	Excerpts from preliminary offering memorandum of American Capital, Ltd., dated September 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN CAPITAL, LTD.

Date: September 11, 2013	By:	/s/ Samuel A. Flax
		Name:	Samuel A. Flax
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release, dated September 11, 2013

99.2	Excerpts from preliminary offering memorandum of American Capital, Ltd., dated September 11, 2013

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